UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2013, Kelly Londy, Senior Vice President, Chief Commercial Officer of Accuray Incorporated (“Accuray”), was promoted to Executive Vice President, Chief Commercial Officer of Accuray.  In connection with Ms. Londy’s promotion, she and Accuray entered into Amendment One to Renewal Executive Employment Agreement, which amends the employment agreement previously entered into between Accuray and Ms. Londy.  Amendment One to Renewal Executive Employment Agreement revised Ms. Londy’s previous employment agreement with Accuray to refer to her new title.  In addition, Ms. Londy’s base salary was increased to $350,000 per year as a result of her promotion.  In connection with Ms. Londy’s promotion, Accuray’s Compensation Committee approved a grant of 60,000 Restricted Stock Units (“RSUs”) in accordance with Accuray’s policy for granting of equity awards, with the grant date for such RSUs to be the last trading day of the current calendar month, or April 30, 2013 and the vest start date for such RSUs to be April 30, 2013.

On April 16, 2013, Robert Ragusa, Senior Vice President, Global Operations of Accuray was promoted to Executive Vice President, Engineering and Global Operations of Accuray.  In connection with Mr. Ragusa’s promotion, he and Accuray entered into Amendment One to Renewal Executive Employment Agreement, which amends the employment agreement previously entered into between Accuray and Mr. Ragusa.  Amendment One to Renewal Executive Employment Agreement revised Mr. Ragusa’s previous employment agreement with Accuray to refer to his new title.  In addition, Mr. Ragusa’s base salary was increased to $350,000 per year, and the target amount for his annual bonus was increased to 65% of his annual Base Salary, as a result of his promotion. In connection with Mr. Ragusa’s promotion, Accuray’s Compensation Committee approved a grant of 80,000 RSUs in accordance with Accuray’s policy for granting of equity awards, with the grant date for such RSUs to be the last trading day of the current calendar month, or April 30, 2013 and the vest start date for such RSUs to be April 30, 2013.

Accuray will file Ms. Londy’s Amendment One to Renewal Executive Employment Agreement and Mr. Ragusa’s Amendment One to Renewal Executive Employment Agreement as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.  The description set forth in this Current Report on Form 8-K is a summary and is therefore qualified in its entirety by the complete text of the Amendment One to Renewal Executive Employment Agreements when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCURAY INCORPORATED

	By:	/s/ Darren J. Milliken
Darren J. Milliken
Date: April 19, 2013	Senior Vice President, General Counsel & Corporate Secretary